                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                                  36-0899825
                                                               (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                       60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)


                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                               -----------------

                           THE WASHINGTON POST COMPANY
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                               53-0182885
(STATE OR OTHER JURISDICTION OF                                 (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

       1150 15TH STREET, N.W.
       WASHINGTON, D.C.                                        20071
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)

                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.           GENERAL INFORMATION.  FURNISH THE FOLLOWING
                  INFORMATION AS TO THE TRUSTEE:

                  (a) NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                  (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST
                  POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.           AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                  IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                  SUCH AFFILIATION.

                  No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6. The consent of the trustee required by Section 321(b) of the Act.


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                  7.  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 15th day of December, 1998.

                             THE FIRST NATIONAL BANK OF CHICAGO,
                             TRUSTEE

                             BY    /s/ SANDRA L. CARUBA
                                   SANDRA L. CARUBA
                                   VICE PRESIDENT

* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc. filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).


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                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                     December 15, 1998

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between The Washington Post Company and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                   Very truly yours,

                                   THE FIRST NATIONAL BANK OF CHICAGO

                                   BY:   /s/ SANDRA L. CARUBA
                                         SANDRA L. CARUBA
                                         VICE PRESIDENT

                                   EXHIBIT 7


Legal Title of Bank:   The First National Bank of Chicago Call Date: 09/30/98
ST-BK:  17-1630 FFIEC 031
Address                One First National Plaza, Ste 0460             Page RC-1
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                    DOLLAR AMOUNTS IN THOUSANDS  C400
                                                                                                                 ----
                                                                                    RCFD     BIL MIL THOU
                                                                                    ----     ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                          RCFD
                                                                                    ----
    a. Noninterest-bearing balances and currency and coin(1)...................     0081       4,898,646         1.a
    b. Interest-bearing balances(2)............................................     0071       4,612,143         1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)...............     1754               0         2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)............     1773       9,817,318         2.b
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                          1350       6,071,229         3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                      RCFD
                                                                                    ----
    RC-C)......................................................................     2122      26,327,215         4.a
    b. LESS: Allowance for loan and lease losses...............................     3123         412,850         4.b
    c. LESS: Allocated transfer risk reserve...................................     3128               0         4.c
    d. Loans and leases, net of unearned income, allowance, and                     RCFD
                                                                                    ----
       reserve (item 4.a minus 4.b and 4.c)....................................     2125      25,914,365         4.d
5.  Trading assets (from Schedule RD-D)........................................     3545       6,924,064         5.
6.  Premises and fixed assets (including capitalized leases)...................     2145         731,747         6.
7.  Other real estate owned (from Schedule RC-M)...............................     2150           6,424         7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).............................................     2130         153,385         8.
9.  Customers' liability to this bank on acceptances outstanding                    2155         352,324         9.
10. Intangible assets (from Schedule RC-M).....................................     2143         295,823         10.
11. Other assets (from Schedule RC-F)..........................................     2160       2,193,803         11.
12. Total assets (sum of items 1 through 11)...................................     2170      61,971,271         12.


--------------

(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:     The First National Bank of Chicago Call Date:  09/30/98
ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460            Page RC-2
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                                                 DOLLAR AMOUNTS IN
                                                                                                     THOUSANDS
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                                RCON
                                                                                            ----
       from Schedule RC-E, part 1)......................................                    2200        20,965,124      13.a
       (1) Noninterest-bearing(1).......................................                    6631         9,191,662      13.a1
       (2) Interest-bearing.............................................                    6636        11,773,462      13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and                             RCFN
                                                                                            ----
       IBFs (from Schedule RC-E, part II)...                                                2200        15,912,956      13.b
       (1) Noninterest bearing..........................................                    6631           475,182      13.b1
       (2) Interest-bearing.............................................                    6636        15,437,774      13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                          RCFD 2800    4,245,925      14
15. a. Demand notes issued to the U.S. Treasury                                             RCON 2840      359,381      15.a
    b. Trading Liabilities(from Sechedule RC-D).........................                    RCFD 3548    5,614,049      15.b

16. Other borrowed money:                                                                   RCFD
                                                                                            ----
    a. With original maturity of one year or less.......................                    2332         4,603,402      16.a
    b. With original  maturity of more than one year.                                       A547           328,001      16.b
    c. With original maturity of more than three years                                      A548           324,984      16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding                                 2920           352,324      18.
19. Subordinated notes and debentures...................................                    3200         2,400,000      19.
20. Other liabilities (from Schedule RC-G)..............................                    2930         1,833,935      20.
21. Total liabilities (sum of items 13 through 20)......................                    2948        56,940,081      21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.......................                    3838                 0      23.
24. Common stock........................................................                    3230           200,858      24.
25. Surplus (exclude all surplus related to preferred stock)                                3839         3,192,857      25.
26. a. Undivided profits and capital reserves...........................                    3632         1,614,511      26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities.......................................................                    8434            27,815      26.b
27. Cumulative foreign currency translation adjustments                                     3284            (4,851)     27.
28. Total equity capital (sum of items 23 through 27)                                       3210         5,031,190      28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)...............................                    3300        61,971,271      29.

Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external Number auditors as of any date during 1996

                                                                                                              --- Number
        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCFD 6724 . . N/A M.1.
                                                                                                                    ---

1 =   Independent audit of the bank conducted in accordance          4.=  Directors' examination of the bank performed by other
      with generally accepted  auditing standards by a certified          external auditors (may be required by state chartering
      public accounting firm which submits a report on the bank      authority)

2 =   Independent audit of the bank's parent holding company         5 =  Review of the bank's financial statements by external
      conducted in accordance with generally accepted auditing            auditors
      standards by a certified public accounting firm which
      submits a report on the consolidated holding company           6 =  Compilation of the bank's financial statements by external
      (but not on the bank separately)                                    auditors

3 =   Directors' examination of the bank conducted in                7 =  Other audit procedures (excluding tax preparation work)
      accordance with generally accepted auditing standards
      by a certified public accounting firm (may be required by      8 =  No external audit work
      state chartering authority)

------------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.